SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): January 31, 2002


                                    IPI, Inc.
                                    ---------
             (Exact name of Registrant as specified in its charter)


         Minnesota                  001-15563                    41-1449312
----------------------------        ---------                    ----------
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


8091 Wallace Road
Eden Prairie, Minnesota                                            55344
----------------------------------                               ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (952) 975-6200

Items 1, 3, 4, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 2. ACQUISTITION OR DISPOSITION OF ASSETS

         On November 15, 2001, IPI, Inc. (the "Company") and its wholly-owned subsidiary, Insty-Prints, Inc. ("Insty-Prints") entered into an asset purchase agreement with Allegra Holdings LLC ("Allegra") pursuant to which the Company and Insty-Prints would sell substantially all of the assets relating to the business of franchising printing centers to Allegra (the "Asset Purchase Agreement").

         On January 31, 2002, the Company closed the transactions contemplated by the Asset Purchase Agreement. The Company expects to receive $5.7 million in total consideration as a result of the sale of its assets, to be received at the closing and over the course of one year following the closing. On January 31, 2002, the Company issued a press release attached hereto as Exhibit 99.0 relating to the closing of the transactions contemplated by the Asset Purchase Agreement.

ITEM 5. OTHER EVENTS

         Also on November 15, 2001, the Board of Directors of the Company approved a Plan of Liquidation and Dissolution (the "Plan of Liquidation") pursuant to which the Company would liquidate its remaining assets, provide for liabilities and distribute to shareholders the Company's liquidated assets in one or more distributions.

On January 31, 2002 at 9:00 a.m., Minneapolis, Minnesota time, the Company held a Special Meeting of its shareholders at which shareholders were asked to consider and approve the Asset Purchase Agreement and Plan of Liquidation. At the Special Meeting of Shareholders a majority of the Company's shares of Common Stock outstanding as of December 19, 2001 approved the the Asset Purchase Agreement and Plan of Liquidation.

         Of the 4,518,687 shares outstanding and entitled to vote at the meeting as of the record date of December 19, 2001, 3,989,216 shares were present at the Special Meeting, either in person or by proxy. The following describes the matters considered by the Company's Shareholders at the Special Meeting, as well as the results of the votes cast at the meeting:

1. To approve and adopt that certain Asset Purchase Agreement dated November 15, 2001, pursuant to which the Company will sell the assets relating to its franchising of printing centers under the Insty-Prints trade name to Allegra Holdings LLC.

FOR:              3,989,116
                  ---------
AGAINST:                100
                  ---------
ABSTAIN:                  0
                  ---------
BROKER NON-VOTE:          0
                  ---------

2. To approve and adopt a plan of liquidation and dissolution of the Company which will authorize (a) the sale of the assets of the Company and the distribution to shareholders pursuant to the plan (b) the deregistration of the Company' s Common Stock under the Securities Exchange Act of 1934 and (c) the dissolution of the Company pursuant to the Minnesota Business Corporation Act.

FOR:              3,989,116
                  ---------
AGAINST:                100
                  ---------
ABSTAIN:                  0
                  ---------
BROKER NON-VOTE:          0
                  ---------


         Pursuant to the Plan of Liquidation, the Company's common stock will no longer trade on the American Stock Exchange (AMEX: IDH) as of the close of the market on January 31, 2002. The Company intends to file a Form 15 to deregister its common stock under the Securities Exchange Act of 1934 as of February 1, 2002. Moreover, as of January 31, 2002, the stock transfer books of the Company will be closed, and no further transfers of the Company's common stock will be permitted.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.0              Press Release of January 31, 2002

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  IPI, INC.


                                                  By: /s/ David Engel
                                                      --------------------------
                                                      David Engel
                                                      Vice President of Finance,
                                                      Chief Financial Officer


Dated:   January 31, 2002